EXHIBIT 10.35

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (the “Security Agreement”), dated as of March 16, 2005, is by and among Solomon Technologies, Inc., a Delaware corporation (the “Debtor”), Woodlaken, LLC, a Connecticut limited liability company (“Woodlaken”), Jezebel Management Corporation, a Florida corporation (“Jezebel”) and the other investors listed on Schedule A hereto (each of Woodlaken, Jezebel and such other investors being referred to herein individually as a “Secured Party” and collectively as the “Secured Parties”).

Background

1.	Woodlaken purchased a promissory note dated March 7, 2005 in the aggregate original principal amount of $40,000 issued by the Debtor (the “Woodlaken Note”).

2.
To induce Woodlaken to purchase the Woodlaken Note, the Debtor and Woodlaken entered into a Security Agreement dated as of March 7, 2005 (the “Orignal Agreement”) to provide Woodlaken with a first priority security interest in its assets under the terms and conditions set forth in the Security Agreement.

3.
Jezebel purchased a promissory note dated March 16, 2005 in the aggregate original principal amount of $100,000 issued by the Debtor on the same terms as the Woodlaken Note (the “Jezebel Note” and, together with the Woodlaken Note, the “Notes”).

4.	To induce Jezebel to purchase the Jezebel Note, the Debtor agreed to amend and restate the Security Agreement to include Jezebel as a secured party under the Security Agreement.

5.
The Debtor, Woodlaken and Jezebel wish to permit the Debtor to issue additional promissory notes having substantially the same principal terms as the Notes in a maximum aggregate principal amount of up to $110,000, and to amend the Security Agreement to enable the Debtor to add the purchasers of such promissory notes as additional Secured Parties.

N O W, T H E R E F O R E ,

In consideration of the premises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Parties to purchase the Notes, the Debtor hereby agrees with the Secured Parties that the Original Agreement is amended and restated in its entirety as follows:

Section 1. Grant of Security Interest. The Debtor hereby grants to the Secured Parties, on the terms and conditions hereinafter set forth, a first priority security interest in the collateral hereinafter identified (the “Collateral”).

Section 2. Collateral. The Collateral is all tangible and intangible assets of the Debtor of whatever kind and nature (including without limitation all accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, patents, trademarks tradenames, copyrights and all other intellectual property and the stock of all of Debtor’s subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

Section 3. Representations and Warranties; Covenants. The Debtor hereby warrants and covenants as follows:

(a)	The Debtor has title to the Collateral free from any lien, security interest, encumbrance or claim.

(b)	The Debtor will maintain the Collateral so as to preserve its value.

(c)	The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(d)
The Debtor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed on or affecting it unless such taxes or assessments are diligently contested by the Debtor in good faith and reasonable reserves are established therefor.

(e)
All information with respect to the Notes and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Parties, and all other written information heretofore or hereafter furnished by the Debtor to the Secured Parties, is or will be true and correct in all material respects, as of the date furnished.

(f)
As soon as practicable following the date of execution of this Security Agreement, the Debtor will prepare, execute and file in Delaware an amendment on Form UCC-3 to the UCC-1 Financing Statement covering all Collateral filed in connection with the Original Agreement, which amendment shall add Jezebel as a secured party thereunder. As soon as practicable following any amendment of this Security Agreement to add one or more Secured Parties in the manner set forth in Section 20 below, the Debtor will prepare, execute and file in Delaware an amendment on Form UCC-3 to the UCC-1 Financing Statement naming such additional Secured Parties as additional secured parties thereunder.

(g)
The Debtor will maintain accurate records concerning the Collateral. Such records will be of such character as to enable the Secured Parties or their representatives to determine at any time the status thereof.

(h)
The Debtor will permit the Secured Parties and their representatives at any reasonable time to inspect any and all of the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of the Debtor pertaining to the Notes and the Collateral.

Section 4. Disposition of Collateral in Ordinary Course. Nothing herein shall prevent the Debtor from selling, trading in, or replacing any of the Collateral in the ordinary course of its business.

Section 5. Secured Parties May Perform. Upon the occurrence of an “event of default” under the Notes, at the election of the Secured Parties holding a majority of the aggregate principal amount of Notes then outstanding (the “Majority Holders”), the Secured Parties may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; and may pay for the maintenance and preservation of the Collateral. Until default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement.

Section 6. Obligations Secured; Certain Remedies. This Security Agreement secures the payment and performance of all obligations of the Debtor to the Secured Parties under the Notes, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”). Upon the occurrence of an event of default under the Notes, the Majority Holders may, on behalf of all of the Secured Parties, declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code. Without limiting the foregoing, the Majority Holders may require the Debtor to assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Majority Holders that is reasonably convenient to all parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Parties to take possession of and title to the Collateral. Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Majority Holders will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed to the Debtor via registered or certified mail, postage prepaid, at least fifteen (15) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Parties’ reasonable attorneys’ fees and legal expenses.

Section 7. Debtor Remains Liable. Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Parties hereunder or at law in connection with an event of default, the Debtor shall remain liable to repay the balance, if any, remaining unpaid and outstanding under the Notes after the value or proceeds received by the Secured Parties in connection with such remedy is subtracted. The Secured Parties shall promptly deliver and pay over to the Debtor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Notes is paid in full.

(b)
The Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(c)
The exercise by the Secured Parties of any of their rights hereunder shall not release the Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(d)
The Secured Parties shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8. Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Notes or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Notes or any other document or instrument relating thereto;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor, a guarantor or a third party grantor of a security interest.

Section 9. Additional Assurances. At the request of the Majority Holders, the Debtor will join in executing or will execute, as appropriate, all necessary financing statements in a form satisfactory to the Majority Holders, and the Debtor will pay the cost of filing such statements, including all statutory fees. The Debtor will further execute all other instruments deemed necessary by the Majority Holders and pay the cost of filing such instruments.

Section 10. Representations, Warranties and Covenants Concerning Debtor’s Legal Status.

The Debtor covenants with the Secured Parties as follows:

(i)
without providing 15 days’ prior written notice to each of the Secured Parties, Debtor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address; and

(ii)	without providing 15 days’ prior written notice to each of the Secured Parties, Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

Section 11. Expenses. The Debtor will upon demand by the Majority Holders pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and disbursements of one counsel representing such Secured Parties and of any experts and agents, that the Secured Parties may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral upon the occurrence of an event of default, (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder, or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

Section 12. Notices of Loss or Depreciation. The Debtor will immediately notify each of the Secured Parties of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation.

Section 13.  No Waivers. No waiver by the Secured Parties of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding upon Debtor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Secured Parties and their successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Parties will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

Section 15. Governing Law. This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

Section 16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Section 17.  Remedies Cumulative. The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

Section 18. Notices. Any demand upon or notice to the Debtor hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Debtor at the address shown below or such other address as the Debtor advises the Secured Party in writing. Any notice by the Debtor to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown below or such other address as the Secured Party may advises the Debtor in writing:

If to a Secured Party to it at its address set forth on Schedule A hereto.

If to Debtor:	Solomon Technologies, Inc.
1400 L&R Industrial Boulevard
Tarpon Springs, FL 34689
Attn: Peter W. DeVecchis, Jr., President

With a copy to:	Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
Attn: Ralph W. Norton, Esq.

Section 19. Entire Agreement. This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the party against whom enforcement of said amendment, waiver, or discharge is sought.

Section 20. Additional Secured Parties. The Debtor, Woodlaken and Jezebel acknowledge that the Debtor may sell up to an additional $110,000 aggregate principal amount of promissory notes having substantially the same terms as the Notes (for a maximum aggregate principal amount of $250,000 with the Woodlaken Note and the Jezebel Note) and such parties, and all persons who become Secured Parties after the date hereof, agree that upon the sale of a promissory note and the execution of a joinder agreement in the form of Schedule B hereto by the purchaser thereof, (i) such purchaser shall be deemed as “Secured Party” hereunder, (ii) the promissory note so purchased shall be deemed a Note hereunder, and (iii) Schedule A hereto shall be amended to include all relevant information pertaining to such purchaser and the Note purchased by him, her or it. Schedule A as so amended shall be initialed or signed by the President of the Debtor.

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

SOLOMON TECHNOLOGIES, INC.

By: /s/ Peter W. DeVecchis, Jr.
Name: Peter W. DeVecchis, Jr.
Title: President

WOODLAKEN, LLC

By: /s/ Gary Laskowski
Name: Gary Laskowski
Title: Manager

JEZEBEL MANAGEMENT CORPORATION

By: /s/ Michael A. D’Amelio
Name: Michael A. D’Amelio
Title: President

SCHEDULE A
SECURED PARTIES

Name and Address of Secured Party	Note Issuance Date	Principal Amount of Note

Woodlaken, LLC Mill Crossing Building A 1224 Mill Street East Berlin, CT 06037 Attn: Gary M. Laskowski	March 7, 2005	$40,000

Jezebel Management Corporation c/o JMC Venture Partners LLC 2 Oliver Street, Suite 203 Boston, MA 02109 Attn: Michael D’Amelio	March 16, 2005	$100,000

SCHEDULE B

FORM OF JOINDER AGREEMENT

Joinder Agreement, dated as of this ___ day of ____________, 2005, by and between Solomon Technologies, Inc., a Delaware corporation (the “Debtor”), and the undersigned (the “Investor”).

Reference is made to that certain Amended and Restated Security Agreement, dated as of March 16, 2005, by and among the Debtor, Woodlaken, LLC, Jezebel Management Corporation and the other investors listed on Schedule A thereto (the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Investor has purchased a Senior Secured Promissory Note in the principal amount of $_______ from the Debtor. As a condition to permitting the Investor to share in the security interest in the Debtor’s assets described in the Security Agreement, the Debtor has required that the Investor execute this Joinder Agreement for the purpose of binding the Investor to the Security Agreement.

With the execution of this Joinder Agreement by the Investor, (i) the Investor hereby agrees to be bound by the terms of the Security Agreement as if the Investor was an original signatory to such agreement, (ii) the Investor shall be deemed to be a “Secured Party” under such agreement, and (iii) the Senior Secured Promissory Note purchased by the Investor shall be deemed to be a “Note” under such agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

DEBTOR:

SOLOMON TECHNOLOGIES, INC.

By:_____________________________
Name:
Title:

INVESTOR:

________________________________
(Print name of investor)

By:_____________________________
Name:
Title: